SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of earliest event reported: December 7, 2005


                                 LIFE USA, INC.
                        --------------------------------
              (Exact name of registrant as specified in its charter)



 COLORADO                          000-50294                84-142675
----------------                  -------------            ------------
(State or other                    (Commission              (IRS Employer
jurisdiction of                    File Number)             Identification No.
incorporation)                                               pre-merger)



              1020 W. Timbervale Trail, Highlands Ranch, CO   80219
           ----------------------------------------------------------
               (Address of principal executive offices)(Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: NONE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act
    (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR240.13e-4(c))

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The Company borrowed an additional $50,000 from a lender as a convertible note, which is convertible at 50 cents plus two additional warrants per share with a strike price at 62.5 cents each and interest at 10% and maturity in one year. Proceeds are being used for working capital.


Section 8 - Other Events

Item 8.01 Other Events

The Company has entered into an agreement with SierraSil/Neptune on a joint product combined with the Krill supplement and has advanced $32,000 for the costs to manufacture the product.

The Company is marketing under the name Enhanced Metabolics and has an e-commerce site (www.enhancedmetabolics.com) where they are taking orders and building sales. The site is up and running.

The Company has commenced selling wholesale and has delivered orders to BodyGym and Profile Health.

The Company has a written agreement with Neptune Krill Oil regarding exclusive rights to combine their product with SierraSil. The Company is negotiating an agreement with SierraSil for similar exclusivity, but it is not executed yet.


Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

        A.  Financial Statements - None

        B.  Exhibits -  10.1  New Product Development Agreement
                        10.2  Distributor Agreement

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 7, 2005                          LIFE USA, INC.


                                                 By: /s/ Rick Newton
                                                 ---------------------------
                                                 Rick Newton, CEO